Name of Prospective Assignee







                 TEXAS LITHOTRIPSY LIMITED PARTNERSHIP VII, L.P.

              A Limited Partnership Formed Under the Laws of Texas

                         CONFIDENTIAL ASSIGNMENT SUMMARY

                           Sale by Lithotripters, Inc.

                                       of

                    21 Units of Limited Partnership Interest

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                                 1-800-682-7971




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R##375388 v1 - CONFIDENTIAL ASSIGNMENT SUMMARY.doc

                  The Date of this Summary is February 29, 2000

                  SUMMARY OF ASSIGNMENT OF LIMITED PARTNERSHIP

          INTERESTS OF TEXAS LITHOTRIPSY LIMITED PARTNERSHIP VII, L.P.

                  Lithotripters, Inc. ("Litho"), a North Carolina corporation, and the general partner of Texas Lithotripsy Limited Partnership VII, L.P., a Texas limited partnership (the "Partnership"), hereby offers for sale and assignment on the terms set forth herein, a maximum of 21 units of limited partnership interest (collectively, the "Partnership Interests") in the Partnership issued to and held by Litho. Each Partnership Interest represents an initial 0.19% economic interest in the Partnership, and the Partnership
Interests are offered for assignment at a price per Partnership Interest of $5,688 in cash. See "The Partnership - Dilution of Limited Partners' Interests" and "The Offering - Terms of the Offering." Prospective assignees who meet certain requirements may be able to personally borrow funds from a third-party bank in order to pay for a portion of their Partnership Interest purchase price. See "The Offering - Limited Partner Loans" below. Each prospective assignee is a current limited partner of the Partnership and may purchase up to a maximum of an aggregate .57% Partnership Interest. The Partnership has been in operation since January 1999 and is the successor by merger (the "Merger") to three other affiliated lithotripsy limited partnerships. The Partnership owns and operates three mobile lithotripsy systems for the lithotripsy of kidney stones at various locations in Texas, Oklahoma and Arkansas and has acquired a fourth mobile lithotripter. See "The Partnership - Selection and Acquisition of New Mobile Lithotripsy System."

                  As the Partnership Interests being offered are owned by Litho, Litho (not the Partnership) will receive any proceeds from the sale of such Partnership Interests. Partnership Interests may only be purchased by persons meeting certain suitability standards as provided herein. See "Terms of the Offering - Suitability Standards." An investment in the Partnership Interests is a long-term investment and should not be made by persons who need liquidity in their investments.

                  THE PARTNERSHIP INTERESTS ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH ANY STATE SECURITIES AGENCY OR WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                            --------------

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY BODY HAS PASSED UPON THE VALUE OF THE PARTNERSHIP INTERESTS, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE SALE, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUMMARY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         --------------

                  THE PARTNERSHIP INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NO PUBLIC OR OTHER MARKET EXISTS OR WILL DEVELOP FOR THE PARTNERSHIP INTERESTS. PARTNERSHIP INTERESTS ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF LITHO AND SATISFACTION OF CERTAIN OTHER CONDITIONS INCLUDING THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT OF 1933 AND VARIOUS STATE SECURITIES LAWS. INVESTORS SHOULD PROCEED ONLY ON THE ASSUMPTION THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE PARTNERSHIP INTERESTS FOR AN INDEFINITE PERIOD OF TIME.

         ---------------


            OFFERING MEMORANDUM AND CERTAIN SUPPLEMENTAL INFORMATION

                  The sole purpose of this summary (the "Summary") is to set forth the terms and conditions of the sale and assignment of the Partnership Interests in the Partnership by Litho, and to provide information concerning the Partnership's operations since the consummation of the Merger on January 1, 1999 and the related closing on February 2, 1999 of the Partnership's initial offering of limited partnership interests (the "Offering"). The terms of the Partnership's Offering and a description of its business and the risks associated with an investment in the Partnership are set forth in the Partnership's Confidential Private Placement Memorandum dated September 4, 1998, as amended and as supplemented (the "Memorandum"), and are incorporated herein by reference. A copy of the Memorandum accompanies this Summary. Prospective assignees are also urged to review carefully the Partnership's Agreement of Limited Partnership, a conformed copy of which has previously been delivered to each Assignee and is also available from Litho upon request (the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Memorandum.

                  IN MAKING AN INVESTMENT DECISION, PROSPECTIVE ASSIGNEES MUST RELY ON THEIR OWN EXAMINATION OF THE PARTNERSHIP, ITS BUSINESS AND OPERATIONS. PROSPECTIVE ASSIGNEES SHOULD NOTE THAT AN INVESTMENT IN THE PARTNERSHIP INTERESTS IS SUBJECT TO CERTAIN RISKS. SEE "RISK FACTORS" IN THE MEMORANDUM.

                  Between September 4, 1998 and the closing of the Offering, certain terms of the Offering changed as reflected in supplements to the Memorandum, copies of which are herewith provided and should be carefully reviewed. In summary, the First Supplement dated October 7, 1998, increased the number of Units offered from 40 to 90. Of the Units available in the Offering, 40 were offered directly by the Partnership and 50 Units were offered by the Partnership as agent for the account of Litho. In accordance with the authority provided to Litho by the First Supplement, the 68 Units sold in the Offering were allocated as follows: 40 Units for the account of the Partnership and 28
Units for the account of Litho. The Partnership Interests offered hereby represent a portion of the limited partner partnership interests retained by Litho following the closing of the Offering. See "The Partnership" below. See "Regulations - Risks Associated with General Partner Sales" in the First Supplement.

                  The Second Supplement dated November 30, 1998 extended the Offering termination date to January 1, 1999. The Third Supplement dated January 1, 1999 further extended the Offering termination date to February 2, 1999, on which date the closing in fact occurred. See "The Partnership - Closing of the Partnership's Offering" below.

                                 THE PARTNERSHIP

                  The  Partnership  was  organized  and created  under the Texas
Revised Limited Partnership Act, as amended, on January 5, 1998. Litho is the general partner of the Partnership and is a wholly-owned subsidiary of Prime. Litho currently holds approximately a 19.45% economic interest in the Partnership in its capacity as the General Partner, and the existing Limited Partners, including Litho, collectively, hold the remaining 80.55% economic interest in the form of limited partner interests in the Partnership. Litho holds an aggregate of an approximately15.23% limited partner interest in the Partnership, and affiliates of Prime and Litho hold an aggregate .96% limited partner interest in the Partnership. In the event all the Partnership Interests hereby offered are assigned, Litho will continue to own approximately an 11.24% limited partner interest in the Partnership. Prospective assignees should note that as holders of limited partner interests, Litho and its Affiliates are likely to have interests which conflict with those of the other Limited Partners and may limit the ability of the other Limited Partners to exercise voting rights granted by the Partnership Agreement. The address of the Partnership and Litho is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746. The telephone number of the Partnership and Litho is (800) 252-3628.

Closing of the Partnership's Offering

                  The Merger was consummated effective January 1, 1999 and the Offering closed on February 2, 1999. In total, the Partnership sold 40 Units for its own account for $227,520 in cash. 28 Units were sold for Litho's own account by the Partnership as its agent. See "Sources and Applications of Funds" in the First Supplement and "Financial Condition of the Partnership" below.

Partnership Operations

Service Agreements. The Partnership's lithotripsy operations commenced on January 1, 1999. The Partnership has been successful in either maintaining or securing renewals of a majority of the services agreements formerly serviced by the Merging Partnerships. See "Proposed Activities - Operations of Merging Partnerships - Service Agreements" in the Memorandum. However, the Partnership continues to negotiate with several Independent Contract Hospitals in the Service Area. Shortly after the Merger, the Partnership submitted a bid to provide lithotripsy services at Hendrick Medical Center in Abilene. Although the Partnership was unsuccessful in its initial bid to provide services at Hendrick Medical Center, the center has requested that the Partnership submit a new bid for such services. The Partnership has submitted a revised bid to the center and is presently awaiting its response. As noted in the Memorandum, Memorial Hospital and Medical Center in Midland provided a notice of termination to ESWL stating that its Hospital Contract would expire on December 9, 1998. Presently, the Partnership continues to provide services at this facility on a month-to-month basis.

                  The Partnership recently entered into a services agreement with North Central Medical Center in McKinney, Texas. The agreement provides that the Partnership will be the exclusive service provider at the center on a year-to-year basis, and such services are to commence on March 1, 2000. In addition, the General Partner is currently negotiating with the following treatment centers regarding providing lithotripsy services at their sites:
Northeast Medical Center in Bonham; Medical Center of Mesquite in Mesquite; Presbyterian Hospital in Kaufman; and Baylor Grapevine Hospital in Grapevine. No assurance can be given that the General Partner will be successful in procuring new contracts with these treatment centers.

Reimbursement Agreements. Litho, in its capacity as the Management Agent for the Partnership, has negotiated third-party reimbursement agreements with certain national or local payors. The national agreements are negotiated by Litho and apply to all the lithotripsy partnerships with which Litho is affiliated. Litho has also negotiated third-party reimbursement agreements with local payors in the Service Area, including with Prudential, Humana and Pacificare. Some of the national and local reimbursement agreements assign a fixed price for the lithotripsy services. For others, Litho has agreed to accept a specified percentage discount from the normal charges as payment in full; these discounts range from nine to twenty-five percent off normal charges. Generally the agreements may be terminated by either party on ninety days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements.

Selection and Acquisition of New Mobile Lithotripsy System


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R##375388 v1 - CONFIDENTIAL ASSIGNMENT SUMMARY.doc

                  As disclosed in the Memorandum, Litho was granted the discretion to cause the Partnership to purchase a new transportable lithotripter for use in Partnership operations. See "Proposed Activities - Acquisition of Mobile Lithotripsy System" in the Memorandum. Based on discussions with the Limited Partners and careful consideration of the alternatives as outlined in the Memorandum, Litho determined that the Partnership should purchase a Tripter X-1 Compact (the "Compact") transportable extracorporeal shock-wave lithotripter and accessories manufactured by Medirex Systems Corp. ("Medirex"). The Compact was placed in service in November 1999. Medirex agreed to provide the Partnership with a Compact lithotripter together with accessories for a total purchase price of approximately $395,000 (excluding state sales tax), which price reflects approximately a 11.2% discount ($50,000) from the current list price of $445,000. The Compact is transported from site to site by a van, which is temporarily being lent to the Partnership by Medirex at no cost. The Compact received FDA premarket approval in 1996. The reliability and efficacy risks associated with operating the Compact are especially acute because the Compact is so new. Litho and its Affiliates have limited direct experience with the use of the Compact lithotripter.

                  Medirex is affiliated with the Direx group of companies, which have been pioneers in the development of transportable lithotripsy technology. The Compact was particularly designed for the treatment of urological stones. In addition to the efficient fragmentation of all types of urinary tract stones, the Compact is suitable for performing a range of simple urological procedures. The Compact consists of a spark gap generator, a Digiscope RX2 fluoroscopic image intensifier and a patient table. The operating technology is known as electrohydraulic technology, and the Compact generates pressure waves by the use of an electrode inside a metal reflector. The Compact localizes stones using a Digiscope RX2 fluoroscopic image intensifier, which is collapsible for easy transport. The U-arm laterally rotates into over- and under-table positions to allow display of the entire ureter without repositioning the patient, and the pressure generator can be rotated out of the X-ray path. The patient table can be moved electronically by remote control in all three dimensions and is capable of supporting heavy patients. It folds down at both ends to improve transportability. During treatment under the supervision of the attending physician and x-ray technician, the patient is placed on the treatment table and the kidney stone is localized in two planes with the use of the Digiscope RX2. Once the kidney stone is localized, the reflector is covered by a latex membrane, filled with water, and placed against the patient's body. Generally, each patient receives 2,400 shocks with the Compact and the procedure lasts for approximately twenty minutes. Medirex also provides a blank patient database with the Compact for the discretionary use and ownership by the Partnership.

                  Medirex has provided the Partnership with technical support to facilitate installation and testing of the Compact. The Compact has an eighteen month limited warranty during which time all maintenance, repairs, shock tubes, glassware and capacitors will be provided free of charge. The Medirex maintenance contract in future years covers the same items listed above and is currently quoted at an annual price of $35,000. The Partnership may enter into this maintenance contract or provide for maintenance of the Compact on a time and material basis. Any expenses for maintenance and repairs not covered by the warranty or service contract will be obligations of the Partnership. See "Risk Factors-Operating Risks-Partnership Limited Resources and Risks of Leverage" in the Memorandum.

                  As a result of certain facility limitations of several treatment centers currently contracting with the Partnership, Litho, in its capacity as General Partner, recently caused the Partnership to use the remaining Offering proceeds (previously held in Partnership reserves) and the proceeds of the Loan (as defined below) to acquire a new self-propelled coach upfitted to house the Compact. Although the Compact presently is transported in a substantially less expensive mobile van, Litho believes that the installation of the lithotripter in a coach is preferable in order to best provide lithotripsy services in the Service Area, particularly since Litho is aware that several contracting hospitals and other treatment centers in the Service Area have limited facilities inside the centers in which the Partnership can operate a lithotripter. The self-contained coach configuration instead requires only that a site provide a level parking surface, an electric receptacle and a telephone connection.

                  The Partnership purchased the self-propelled coach from AK Associates, L.L.C., an Affiliate of Litho, for a total purchase price of $250,000 (excluding state sales tax). The coach will be specially upfitted to house a lithotripter and allow full operations at the host site. The coach is approximately 34 feet long, 8 feet wide and 13 feet 6 inches high and has a 275 horsepower engine and a Model FO-8406-ASX Fuller automatic transmission. The coach is easy to drive and can be operated by a radiology technician or nurse, thus there is no need for an additional or special driver. A Del patient/equipment lift-platform with safety handrails is located on the right side of the coach for easy handling of patients or equipment. There is also a large approximately 8 foot wide overhead roll up door adjacent to the patient/equipment lift to allow ease of patient and equipment handling on and off the coach. A complete air conditioning, heating and humidifying system is also provided. Four hydraulic stabilizing jacks are provided to stabilize the coach at each site.

                  Litho anticipates delivery of the coach in mid February 2000. The coach comes with a one year limited warranty during which time all maintenance and repairs will be provided free of charge. Litho anticipates that the Partnership will pay for coach maintenance in future years on an as needed basis. Litho anticipates that expenditures for maintenance and repair of the coach will be approximately $1,000 per month ($12,000 annually).

Funding For Acquisition of New Mobile Lithotripsy System

                  The Partnership recently entered into a loan agreement with First Citizens Bank & Trust Company pursuant to which it may borrow up to $680,000 (the "Loan"). The Partnership has used a portion of the Loan proceeds and the remaining Offering proceeds to acquire (i) the new Compact lithotripter ($395,000), and (ii) the new mobile coach to house and transport the Compact ($250,000), as well as to pay applicable state sales tax on such equipment. The Loan has a 36-month term and interest accrues at prime rate. The Partnership is the borrower under the Loan, and therefore, the Limited Partners are not liable for such debt individually. However, payments by the Partnership under the Loan will impact the cash flow of the Partnership, and consequently, the distributions received by the Partners from Partnership operations during the term of the Loan.

Dilution of Limited Partners' Interests


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R##375388 v1 - CONFIDENTIAL ASSIGNMENT SUMMARY.doc

                  Prospective assignees should note that their initial Percentage Interests in the Partnership may be reduced by future Dilution
Offerings.  See "Risk  Factors - Other  Investment  Risks - Dilution  of Limited
Partners' Interests" and "Summary of the Partnership Agreement - Dilution Offerings" in the Memorandum.

Pending Litigation

     On July 30, 1999, Nathan L. Graves, M.D., Steven P. Ash, M.D. and International Lithotripsy, L.L.C. filed suit against Litho, the Partnership, and Texas Lithotripsy Limited Partnership II L.P. and Texas Lithotripsy Limited Partnership IV L.P., in the 67th Judicial District Court of Tarrant County, Texas. Dr. Graves requests damages of $2 million, Dr. Ash seeks $500,000 in damages, and plaintiff International Lithotripsy, L.L.C. seeks lost profits and earnings of $5 million. Litho believes that the claims are without merit, and will be vigorously defending the lawsuit. However, if the suit is successful, it may have a material adverse impact on Litho and the Partnership.

Competition

         Other Competition. Litho believes that a newly formed physician-owned partnership has purchased a portable Econolith unit and is providing services at Presbyterian Hospital and Medical Cities, both in Dallas. Litho believes that a physician-owned service, the House Group, is attempting to provide lithotripsy equipment in and near the Service Area. In addition, the General Partner has learned that United Regional Hospitals in Wichita Falls intends to acquire and operate a Lithotron model lithotripter at its facility.

                  The healthcare market in the Service Area is influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract with specified providers for lithotripsy services for beneficiaries of their plans. Most managed care companies already have contracts with specified providers, which may or may not include the Partnership. See "Reimbursement Agreements".

                               REGULATORY UPDATES

Federal Issues

                  Reimbursement. Since the Memorandum was issued, the Health Care Financing Administration ("HCFA"), which administers the Medicare program, issued proposed regulations which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,235. The base rate includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. Litho believes the lower reimbursement rate will be implemented in the latter half of 2000. In some cases, reimbursement rates payable to the Partnership as well as to Litho and its Affiliates by commercial insurers are less than the proposed HCFA rate.

                  Litho retains the discretion to make its services available at ambulatory surgery centers ("ASCs"). Medicare does not currently reimburse for lithotripsy procedures provided at ASCs. However, HCFA issued proposed rules in June, 1998 which would authorize Medicare reimbursement for lithotripsy procedures provided at ASCs. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The June, 1998 proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ASC. Whether these proposed rules will become effective to authorize Medicare reimbursement at ASCs and, if they do become effective, what the reimbursement rate will be, is unknown to Litho.

                  The Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in reduced payments by commercial insurers for the same services. Competitive pressure from health maintenance organizations and other managed care companies has in some circumstances already resulted in decreasing reimbursement rates from commercial insurers. No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. Litho anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

         Self -Referral Restrictions. Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the ban on physicians who have compensation arrangements with entities to which the refer patients. However, neither bill, nor any other bill pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on its operations as discussed in the Memorandum.

                  Fraud and Abuse.  Regarding the federal  Anti-Kickback Statute discussed in the Memorandum, in November 1999, the Office of the Inspector General ("OIG") of the U.S. Department of Health and Human Services, one of the federal agencies empowered to enforce the Anti-Kickback Statute, issued a Safe Harbor protecting certain physician investment interests in ASCs. The commentary accompanying the new Safe Harbor specifically distinguished physician ownership in ASCs from physician ownership in other facilities, including lithotripsy facilities, end-stage renal disease facilities, comprehensive outpatient rehabilitation facilities and others. The OIG concluded that ASCs benefit from favorable public policy considerations relating to reducing Medicare costs (including through the impending prospective payment system discussed above); other facilities, including lithotripsy facilities, do not share the same policy considerations or reimbursement structures. Therefore, the Safe Harbor status given to certain physician investments in ASCs cannot be viewed as an indication that physician investments in other facilities, including lithotripsy facilities, would not be deemed to violate the Anti-Kickback Statute.

                  As  was  noted  in  the  Memorandum,   the  Health   Insurance
Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. Litho has not requested the OIG to review this Offering and, to the best knowledge of Litho, the OIG has not been asked by anyone to review offerings of this type.

                  False Claims Statute. Regarding the discussion of the False Claims statute in the Memorandum, some federal courts have recently taken the position that qui tam lawsuits by private plaintiffs are unconstitutional. Most notably, a panel of judges on the Fifth Circuit Court of Appeals (which includes Texas in its jurisdiction) took this position in a decision issued in November 1999. That decision is being reviewed by all the judges on the Fifth Circuit. The panel's decision was a minority view; most courts have concluded that qui tam lawsuits are constitutional. In another case, the U.S. Supreme Court may review this issue. Unless and until the Supreme Court decides the issue, prospective Limited Partners should consider the ramifications of the False Claims Act issues discussed in the Memorandum.

                     FINANCIAL CONDITION OF THE PARTNERSHIP

General

                  Attached hereto as Appendix A are the internally prepared (unaudited) financial statements of the Partnership for the 12-month period ended December 31, 1999. Prospective assignees should carefully review the same in connection with their decision to purchase Partnership Interests.

Partnership Operations

                  As illustrated by the financial statements of the Partnership attached hereto as Appendix A, the operations of the Partnership as of the date of this Summary have not met the expectations of Litho as forecasted in the Financial Projections attached as Appendix A to the Memorandum. It is Litho's opinion that the primary factors impacting the unanticipated reduced performance of the Partnership are (i) the Partnership's delayed acquisition of a fourth lithotripter to provide lithotripsy services in the Service Area, (ii) prolonged contractual negotiations with various treatment facilities in the Service Area,
(iii) the actual costs associated with the startup of Partnership operations exceeded the forecasted amount, and (iv) a majority of the Partnership's existing services agreements are retail in nature and revenues generated by these agreements will not be realized until early 2000 due to a lag between billing and collection cycles.

                  The Financial Projections assumed that a new transportable Lithotripter and a mobile van would be purchased from the proceeds from the Offering and a Loan from Prime shortly after the closing of the Offering on February 2, 1999, However, as a result of extended discussions with various Limited Partners concerning the type of lithotripter technology to be acquired, and Litho's overall lack of experience with the Medirex Compact lithotripter chosen by the majority of the Limited Partners involved in the selection process, the Compact was not actually placed in service until November 1999. The Compact is currently transported from site to site in a van which limits the ability of the Partnership to provide services at several existing treatment centers contracting with the Partnership that do not have available operating rooms into which the Compact can be located. In order to address this issue, the Partnership has used the remaining Offering proceeds and a portion of the proceeds of the Loan to acquire a new mobile coach to house the Compact. See "The Partnership-Selection and Acquisition of New Mobile Lithotripsy System" above. This new configuration will allow the Partnership to provide better and more frequent scheduling at various existing treatment centers to take advantage of more treatment opportunities, as well as give the Partnership the opportunity to possibly contract with several additional hospitals in the Service Area.

                  Additionally, the Partnership encountered unexpected difficulty in negotiating contract renewals with two treatment centers. Consequently, no revenues were generated from those contracts in 1999. One factor impacting the negotiations has been the ability of the Partnership to provide new lithotripter technology. Litho believes the acquisition of the Compact has addressed the critical issue involved in the negotiations and anticipates the renewals to be executed shortly. No assurance can be given, however, that the Partnership will be successful in securing such renewals.

                  Although Litho believes that the various  detrimental  factors adversely impacting the Partnership's operations have been or will shortly be satisfactorily resolved, no assurance can be given that the Partnership's operations will ever meet the expectations set forth in the Financial
Projections, or that the offering price of the Partnership Interests is indicative of their value. Furthermore, no assurance can be given that the Partnership Interests, if and when transferable, could be sold for the offering price or for any amount.

                                  THE OFFERING

The Partnership Interests

                  Litho is hereby offering for sale and assignment Partnership Interests which in the aggregate represent an initial 3.99% economic interest in the Partnership. Each Partnership Interest represents an initial 0.19% economic interest in the Partnership. See "The Partnership - Dilution of Limited Partners' Interests." The price for each Partnership Interest is $5,688 in cash payable at assignment. Those Investors wishing to finance a portion of the Partnership Interest purchase price may borrow funds directly from their own banks. For the convenience of the Investors, Litho has arranged for financing of a portion of the Partnership Interests' purchase price with First-Citizens Bank & Trust Company (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash, prospective assignees may execute and deliver to the Sales Agent upon delivery of their Assignment Packets, at least $2,500 in cash and a Limited Partner Note, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1's") (collectively, the "Loan Documents"). See "The Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Bank Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix B, and the UCC-l's attached as a part of the Assignment Packet. Each prospective assignee may purchase up to a maximum of an aggregate .57% Partnership Interest. The purchase price for the Partnership
Interests has been arbitrarily determined by Litho and is not necessarily indicative of their value. No assurance can be given that the Partnership Interests, if and when transferable, could be sold for the price set forth herein or for any amount. Litho acquired its entire Limited Partner interest in the Partnership in the Merger upon conversion of limited partner interests it held in the Merging Partnerships. See "Proposed Activities - The Merger" in the Memorandum.

Determination of Purchase Price

                  The offering price of the Partnership Interests has been determined by Litho based upon valuations of the Merging Partnerships and a related initial valuation of the Partnership (as of August 27, 1998) conducted by Philpott, Ball & Co., an independent third party valuation firm, for the purpose of establishing the purchase price of units of limited partnership interest sold in the Offering. Although, as discussed above, the Partnership's operations have not met the expectations initially forecasted in the Financial Projections due to the reasons set forth herein, Litho believes the initial valuation provides a valid basis for the purchase price of the Partnership Interests offered pursuant to this Summary. See "Financial Condition of the Partnership - Partnership Operations."

Terms of the Offering

                  The cash purchase price and, if applicable, the Loan Documents of the prospective assignees will be held in an interest bearing escrow account with the Bank, until (i) the application for assignment is accepted by Litho and approved by the Bank, (ii) Litho (or the Bank, in the case of a prospective assignee seeking to finance a portion of his Partnership Interest purchase price) rejects the application or (iii) this assignment offering is terminated.

                  A prospective assignee who pays his purchase price with a check upon submission of his Assignment Packet, and whose assignment materials are received and accepted by Litho, will become a Limited Partner in the Partnership. Acceptance of the assignment by Litho is conditioned on the satisfaction of the suitability standards for an investor in the Partnership as set forth below. Upon admission as a Limited Partner, the prospective assignee's cash funds (plus interest) will be released from escrow to Litho. If a prospective assignee finances a portion of his purchase price with the proceeds of a Limited Partner Note, Litho's decision to sell and assign the Partnership Interest to such prospective assignee will be further conditioned upon the Bank's approval of the prospective assignee's Loan Documents and the funding of the loan contemplated thereby. If the prospective assignee is acceptable to Litho, after receipt of the Bank's approval of his Loan Documents, Litho will inform the Escrow Agent that it will assign the Partnership Interest to the prospective assignee and the Escrow Agent will release the Loan Documents to the Bank and the Bank will pay the proceeds from the Limited Partner Loan to Litho. The prospective assignee will then be assigned the Partnership Interest and become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his Limited Partner Loan to Litho. In the event an application is not accepted, all cash funds (without interest) and Loan Documents, if any, held in escrow will be returned to the rejected applicant. Notice of acceptance of the assignment materials and admission of a prospective assignee as a Limited Partner in the Partnership will be furnished promptly after the Assignment Closing (as defined below).

                  Applications  for  the  sale  and  assignment  of  Partnership
Interests will be taken by MedTech Investments, Inc., a North Carolina corporation and an Affiliate of Litho and the Partnership (the "Sales Agent"). The Sales Agent has entered into a Sales Agency Agreement with Litho pursuant to which the Sales Agent has agreed to act as exclusive agent for the assignment of the Partnership Interests. The assignment period will commence on the date hereof and will terminate at 5:00 p.m., Austin, Texas time on April 11, 2000 (or earlier in the discretion of Litho), unless extended at the discretion of Litho for an additional period not to exceed 180 days (the "Assignment Closing").

Limited Partner Loans

                  The purchase price for the Partnership Interests is payable in cash with the prospective assignee's cash funds or in part with such funds and the proceeds of a Limited Partner Note. Financing under the Limited Partner Note was arranged by Litho with the Bank as provided in the Bank Commitment, attached hereto as Appendix B. If the prospective assignee wishes to finance a portion of the purchase price of his Partnership Interest as provided herein, he must deliver to the Sales Agent upon submission of his Assignment Packet at least $2,500 in cash per 0.19% Partnership Interest and an executed Limited Partner Note and Note Addendum, the form of which are attached as Exhibit A to the Bank Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Bank Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Bank Commitment and two UCC-1's, the form of which are attached to the Assignment Packet. The Limited Partner Note is repayable in 12 installments in the respective amounts set forth in the Bank Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on September 15, 2000, with a 13th and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate." The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective assignee shall have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the Bank Commitment.

                  The Limited Partner Note will be secured by the cash flow distributions of the prospective assignee's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective assignee requests the Bank to extend the Bank Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to Litho and Litho to acknowledge receipt thereof and (ii) the Partnership to remit funds directly to the Bank out of the prospective assignee's share of any distributions represented by the prospective assignee's percentage Partnership Interest to fund installment payments due on the prospective assignee's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Bank Commitment which is attached hereto as Appendix A.

                  If the prospective assignee is approved by the Bank and is acceptable to Litho, the Escrow Agent will release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to Litho. The prospective assignee will have substantial exposure under the Limited Partner Note. Regardless of the success of the Partnership, the prospective assignee will remain liable to the Bank under his or its Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective assignee is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. THE PROSPECTIVE ASSIGNEE SHOULD REVIEW CAREFULLY ALL THE PROVISIONS CONTAINED IN THE BANK COMMITMENT AND THE TERMS OF THE LIMITED PARTNER NOTE AND LOAN AND SECURITY AGREEMENT WITH HIS OR ITS COUNSEL AND FINANCIAL ADVISORS. LITHO DOES NOT ENDORSE OR RECOMMEND TO THE PROSPECTIVE ASSIGNEES THE DESIRABILITY OF OBTAINING FINANCING FROM THE BANK NOR DOES THE SUMMARY OF THE LOAN DOCUMENTS PROVIDED HEREIN CONSTITUTE LEGAL ADVICE. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership or Litho. In addition to the suitability requirements discussed below and in the Memorandum, the prospective assignee must be approved by the Bank for purposes of its delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of the prospective assignee and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject the prospective assignee. To enable the Bank and Litho to make credit and investor decisions, respectively, the prospective assignee must complete and deliver to Litho a Purchaser Financial Statement in the form included in the Assignment Packet accompanying this Summary, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective assignee's most recently filed Form 1040 U.S. Individual Income Tax Return.

Offering Exemption

                  The Partnership Interests are being offered and will be sold and assigned in reliance on (i) the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(1) thereof, and (ii) the exemption from registration provided by Section 5.T of the Texas Securities Act and Section 139.14 of the Regulations promulgated thereunder, as amended. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in, and who can bear the loss of, the entire Partnership Interest investment. See "Risk Factors" in the Memorandum. Each assignee must also be at least 21 years old and otherwise duly qualified to acquire and hold limited partnership interests. Litho reserves the right to refuse to sell and assign Partnership Interests to any prospective assignee, subject to federal, Texas and other applicable state securities laws.

                  Each prospective assignee must make an independent judgment, in consultation with his or its own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Partnership Interests is advisable. The fact that such person meets Litho's or the Bank's suitability standards should in no way be taken as an indication that an investment in the Partnership Interests is advisable.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Partnership Interests. Transferability of Partnership Interests is severely restricted by the Partnership Agreement and the Assignment Agreement. See "Summary of the Partnership Agreement" in the Memorandum.

How to Apply

                  Prospective assignees who meet the qualifications for investment in the Partnership and who wish to purchase the Partnership Interests may do so by following the instructions included in the Assignment Packet accompanying this Summary. All information provided by prospective assignees, including information in the Questionnaire and Statement of Assignee and any purchaser financial information, will be kept confidential and not disclosed except to Litho, the Partnership, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities. If a prospective assignee would like to request additional information concerning the Partnership prior to making a decision to acquire a Partnership Interest, please contact either the Sales Agent (Jim Brady, (800) 423-1055) or Litho (Joseph Jenkins, M.D., (800) 682-7971).